TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT is made this 4th day of November, 1996 by Schwarz Pharma, Inc. ("Assignor"), a Delaware corporation, with its principal place of business at 5600 West County Line
Road, Mequon, Wisconsin 53902.

WHEREAS, Assignor is willing, in connection with certain other transactions being consummated on the date hereof pursuant to the Asset Purchase Agreement, dated October 31, 1996, by and between Assignor and Cypros Pharmaceutical Corporation, a California corporation, with its principal place of business at 2714 Loker Avenue West, Carlsbad, California 92008 ("Assignee"), to assign to Assignee all of Assignor's right, title and interest in and to the Trademark and the Registration of such Trademark listed on
Schedule I hereto (collectively, the "Trademark"); and

WHEREAS, Assignee desires to acquire all of Assignor's right, title and interest in and to the Trademark.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and sets over to Assignee, its successors, legal representatives and assigns, all of Assignor's right, title and interest in and to the Trademark (including, without limitation, all proceeds thereof and the rights to sue for past, present and future infringements), together with the good will of the business symbolized by the Trademark, the same to be held and enjoyed by Assignee, for its own use and on behalf of its successors, legal representatives and assigns, to the full end of the term for which such Trademark has been granted, as fully and entirely as the same would have been held and enjoyed by Assignor, had this sale and assignment not been made.

Assignor hereby requests the Commissioner of Patents and Trademarks, in each of the jurisdictions in which the Trademark is registered, to record Assignee as the owner of such Trademark and to issue such Trademark to Assignee, for the sole use and enjoyment of Assignee, its successors, legal representatives and assigns.


SCHWARZ PHARMA, INC.
(Signature)
Name/Title


STATE OF            ) SS.
COUNTY OF           )

On this 4th day of November, 1996, personally before me came known to me, and known to me to be the person described in and who signed the foregoing assignment, and being duly sworn, acknowledged that he executed the same.

NOTARY PUBLIC
(Signature)

My Commission Expires:


Schedule I
                                 Application     Registration
Trademark       Country          Number          Number

Ethamolin       United States    520081          1374539